SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event

Reported):  June 20, 2003

Franklin Auto Trust 2003-1
(Exact name of registrant as specified in its charter)
Delaware	333-105684	N.A.
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

47 West 200 South, Suite 500 Salt Lake City, Utah 84101
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (801) 238-6700

Item 5. Other Events

On or about June 12, 2003, Franklin Receivables LLC transferred a portion of prime, non-prime and sub-prime motor vehicle retail installment sale contracts (the “Initial Receivables”), to Franklin Auto Trust 2003-1 (the “Trust”).  The Trust transferred the Initial Receivables to The Bank of New York and issued: (i) Class A-1 Asset Backed Notes (the “Class A-1 Notes”) in the aggregate original principal amount of $37,000,000; (ii) Class A-2 Asset Backed Notes (the “Class A-2 Notes”) in the aggregate original principal amount of $112,500,000; (iii) Class A-3 Asset Backed Notes (the “Class A-3 Notes”) in the aggregate original principal amount of $58,000,000; and (iv) Class A-4 Asset Backed Notes (the “Class A-4 Notes”) in the aggregate original principal amount of $110,500,000.

Item 7.

Financial Statements, Pro Forma Financial

Information and Exhibits.

(a)

Not applicable.

(b)

Not applicable.

(a)

Exhibits:

Item 601(a) of Regulation S-K

Exhibit No.

Description

4.1

Amended & Restated Trust Agreement, between Franklin Receivables LLC and Deutsche Bank Trust Company Delaware, dated as of June 1, 2003.

4.2

Indenture, between the Trust and The Bank of New York, dated as of June 1, 2003.

4.3

Sale and Servicing Agreement, among Franklin Receivables LLC, Franklin Capital Corporation, Franklin Resources Inc. and the Trust, dated as of June 1, 2003.

4.4

MBIA Insurance Corporation Financial Guarantee Insurance Policy.

10.1

Purchase Agreement, between Franklin Receivables LLC and Franklin Capital Corporation, dated as of June 1, 2003.

10.2

Underwriting Agreement, among Franklin Receivables LLC, Franklin Capital Corporation and Citigroup Global Markets Inc., dated May 30, 2003.

10.3

Letter Agreement, between Franklin Resources Inc. and Citigroup Global Markets Inc., dated May 30, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN RECEIVABLES LLC

By:   /s/ Harold E. Miller, Jr.

Harold E. Miller, Jr.

President and Chief Executive Officer

Dated:  June 20, 2003

INDEX TO EXHIBITS

Exhibit No.

Description

4.1

Amended & Restated Trust Agreement, between Franklin Receivables LLC and Deutsche Bank Trust Company Delaware, dated as of June 1, 2003.

4.2

Indenture, between the Trust and The Bank of New York, dated as of June 1, 2003.

4.3

Sale and Servicing Agreement, among Franklin Receivables LLC, Franklin Capital Corporation, Franklin Resources Inc. and the Trust, dated as of June 1, 2003.

4.4

MBIA Insurance Corporation Financial Guarantee Insurance Policy.

10.1

Purchase Agreement, between Franklin Receivables LLC and Franklin Capital Corporation, dated as of June 1, 2003.

10.2

Underwriting Agreement, among Franklin Receivables LLC, Franklin Capital Corporation and Citigroup Global Markets Inc., dated May 30, 2003.

10.3

Letter Agreement, between Franklin Resources Inc. and Citigroup Global Markets Inc., dated May 30, 2003.